Exhibit C3

|    21 FEBRUARY 2007    |

PRESENTATION TO THE SPECIAL COMMITTEE

Project Tolstoy

LAZARD

PROJECT TOLSTOY

  Important Notice

The information herein has been prepared by Lazard & Co., Limited and Lazard Frères & Co. LLC (collectively, “Lazard”) based upon information supplied by Moscow CableCom Corporation (“MOCC” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company, and have not been furnished with any such valuation or appraisal. We have not addressed the solvency or fair value of the Company or any other entity under any state, federal or other applicable laws relating to bankruptcy, insolvency or similar matters. With respect of the financial forecasts relied upon for purposes of our opinion, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements as to the future competitive, operating and regulatory environments and related financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company only and will not be responsible to anyone else for providing the protections afforded to clients of Lazard, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

  LAZARD

PROJECT TOLSTOY

Table of Contents

I INTRODUCTION	1

II MOCC – FINANCIAL FORECASTS	8

III MOCC – FINANCIAL ANALYSIS	10

IV ADDITIONAL CONSIDERATIONS	18

APPENDICES

A MOCC Financial Forecasts	22

B MOCC – Corporate Adjustments	25

C Selected Public Companies	26

D Selected Precedent Transactions	27

E Weighted Average Cost of Capital (WACC) Calculation	28

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PROJECT TOLSTOY

I	Introduction

LAZARD

I INTRODUCTION

Transaction Overview

TERMS	DESCRIPTION
Transaction Structure:	• Cash merger

Price:

•        Common Stock: US$12.90 per share in cash for outstanding shares of MOCC Common Stock not owned by RME

•        Series A Preferred Stock: converted into the per share price at the applicable conversion ratio, currently 3.055 shares of MOCC Common Stock for each outstanding share of Series A Preferred Stock

•        Series B Preferred Stock and Warrants to acquire shares of MOCC Common Stock and Series B Preferred Stock held by RME, excluding those which RME exercises and converts to enable RME to obtain majority voting power prior to the record date for the Special Meeting or Consent Action, to be cancelled

•        Options and Warrants to acquire shares of MOCC Common Stock not held by RME to be cashed out

•        10-12% Convertible Subordinated Debentures Due 2007 to become convertible upon and following the closing, at the election of the holder, into the right to receive the per share price for each share of MOCC Common Stock into which such holder’s Debentures were previously convertible

Senior Management:	• Employment arrangements with senior management to remain unchanged

Board:	• Board to be reconstituted to consist entirely of RME’s designees

Required Approvals:	• MOCC shareholder approval (RME is expected to deliver a written consent) • Antitrust and, as applicable, other authority approvals

Source: Draft dated 18 February 2007 of the merger agreement

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I INTRODUCTION

MOCC Stock Price Trading History

LAST 12 MONTHS’ SHARE PRICE PERFORMANCE

Source: Datastream, Factiva

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I INTRODUCTION

MOCC – Overview of Trading Statistics – Dec. 2006 Business Plan

(US$ in millions except per share figures unless otherwise stated)

CURRENT MARKET CAPITALISATION

	CURRENT COMMON STOCK PRICE(1)	PER SHARE CONSIDER- ATION
Stock Price	$11.30	$12.90
Change from 52-Week High	(4.4)%	9.1%
Change from 52-Week Low	60.7%	83.5%
Average 5 Trading Day Price	$11.44	$11.44
% Premium	(1.2)%	12.8%
Average 20 Trading Day Price	11.51	11.51
% Premium	(1.8)%	12.1%
Diluted Shares Outstanding	25.0	25.0
Equity Value	$282.6	$322.7
Plus: Net Debt	9.8	9.8
Plus: Adjustments	18.8	18.8
Enterprise Value	$311.3	$351.3

IMPLIED MULTIPLES – DEC. 2006 BUS. PLAN

		MULTIPLES OF:
ENTERPRISE VALUE TO:	FINANCIAL STATISTICS	CURRENT COMMON STOCK PRICE	PER SHARE CONSIDER- ATION
2006E Revenue	$23.6	13.22x	14.92x
2007E Revenue	60.5	5.14	5.80
2008E Revenue	124.8	2.49	2.81
2007E EBITDA	$4.9	63.9x	72.1x
2008E EBITDA	33.9	9.2x	10.4x
2007E EBIT	$(8.5)	n.m	n.m
2008E EBIT	8.5	36.6x	41.3x
2006E RGU(2)	337	$924	$1,043
2007E RGU(2)	790	394	445

[1]	As at 16 February 2007

[2]	‘000 RGUs

Note: Market data as at 16 February 2007

Source: Public filings and MOCC December 2006 Business Plan per MOCC Management

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I INTRODUCTION

MOCC – Overview of Trading Statistics – Adjusted Case

(US$ in millions except per share figures unless otherwise stated)

CURRENT MARKET CAPITALISATION

	CURRENT COMMON STOCK PRICE(1)	PER SHARE CONSIDER- ATION
Stock Price	$11.30	$12.90
Change from 52-Week High	(4.4)%	9.1%
Change from 52-Week Low	60.7%	83.5%
Average 5 Trading Day Price	$11.44	$11.44
% Premium	(1.2)%	12.8%
Average 20 Trading Day Price	11.51	11.51
% Premium	(1.8)%	12.1%
Diluted Shares Outstanding	25.0	25.0
Equity Value	$282.6	$322.7
Plus: Net Debt	9.8	9.8
Plus: Adjustments	18.8	18.8
Enterprise Value	$311.3	$351.3

IMPLIED MULTIPLES – ADJUSTED CASE

		MULTIPLES OF:
ENTERPRISE VALUE TO:	FINANCIAL STATISTICS	CURRENT COMMON STOCK PRICE	PER SHARE CONSIDER- ATION
2006E Revenue	$26.5	11.74x	13.25x
2007E Revenue	59.5	5.23	5.91
2008E Revenue	107.8	2.89	3.26
2007E EBITDA	$5.8	53.8x	60.7x
2008E EBITDA	21.0	14.8x	16.7x
2007E EBIT	$(11.8)	n.m	n.m
2008E EBIT	(6.2)	n.m	n.m
2006E RGU(2)	337	$924	$1,043
2007E RGU(2)	728	427	482

[1]	As at 16 February 2007

[2]	'000 RGUs

Note: Market data as at 16 February 2007

Source: Public filings and MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee

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I INTRODUCTION

MOCC Stock Price Trading History

LAST 12 MONTHS’ TRADING VOLUME BY PRICE

Note: Market data as at 16 February 2007

Source: Datastream

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I INTRODUCTION

Indexed Stock Price Performance – Last 3 Years

MOCC SHARE PRICE PERFORMANCE

[1]	Cable index consists of Virgin Media, Telenet, Primacom, Mediacom, Comcast, Cablevision, Liberty Global and is not weighted by market capitalisation

Note: Market data as at 16 February 2007

Source: Datastream

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I INTRODUCTION

Peer Group – Trading Performance

SIX MONTHS SHARE PRICE PERFORMANCE

RELATIVE SHARE PRICE PERFORMANCE

INCREASE / (DECREASE)	US AVERAGE (1)	VIRGIN MEDIA	TELENET	LIBERTY GLOBAL	PRIMACOM
Last Week	4.0%	2.1%	4.1%	2.0%	(0.6)%
Last Month	(2.0)%	8.3%	7.3%	(2.6)%	3.2%
Last 2 Months	0.4%	11.6%	9.1%	4.1%	2.7%
Last 3 Months	4.5%	15.5%	15.9%	8.6%	23.1%
Last 6 Months	27.5%	4.9%	33.3%	24.4%	66.0%

[1]	US Average Companies: Cablevision, Charter, Comcast, Mediacom

Note: Market data as at 16 February 2007

Source: Datastream

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PROJECT TOLSTOY

II	MOCC – Financial Forecasts

LAZARD

II MOCC - FINANCIAL FORECASTS

Highlights of MOCC Financial Forecasts

	DECEMBER 2006 BUSINESS PLAN	ADJUSTED CASE
NETWORK BUILD OUT	• Homes passed and marketed growing to 2.2m by 2008E, flattening thereafter and reaching 2.4m in 2010E	• Homes passed and marketed growing to 1.9m by 2008E, flattening thereafter and reaching 2.3m in 2010E

PENETRATION	• Penetration of homes passed in 2006E, 2008E and 2010E respectively: • 22%, 29% and 49% for Terrestrial TV • 9%, 16% and 24% for Pay TV • 13%, 17% and 22% for Internet

•        Penetration of homes passed in 2006E, 2008E and 2010E respectively:

•        22%, 34% and 48% for Terrestrial TV

•        8%, 13% and 18% for Pay TV

•        13%, 19% and 23% for Internet

•        Telephony included from 2007E onwards

REVENUES	• Revenues grow 79% CAGR from US$24m in 2006E to US$243m by 2010E	• Revenues grow 65% CAGR from US$27m in 2006E to US$198m by 2010E

	• Telephony revenues included from 2007E onwards and below 4% of total revenues in 2010E	• Telephony revenues included from 2007E onwards

ARPU	• Terrestrial TV ARPU flat at US$1.92 • Pay TV ARPU growing 8% CAGR from US$10.7 to US$14.8 between 2006E and 2010E • Internet ARPU decreasing 6% CAGR from US$21 to US$17 between 2006E and 2010E

•        Terrestrial TV ARPU staying relatively flat from US$1.8 to US$1.9 by 2010E

•        Pay TV ARPU rising from US$10.7 to US$12.4 at 4% CAGR by 2010E

•        Internet ARPU falling from US$21.4 to US$16.5 by 2010E

•        Telephony ARPU flat at US$14.0

EBITDA MARGIN	• EBITDA positive in 2007E showing an 8% margin • EBITDA margin reaching 43% in 2010E	• EBITDA positive in 2007E showing an 10% margin • EBITDA recovery progresses to 39% margin in 2010E

CAPEX	• US$253m mostly between 2007E-2009E • Decreasing to 11% of revenues in 2010E	• Capex declining to 15% of revenues by 2010E • Capex per RGU declining to US$14.2 by 2010E from US$102.0 in 2006E

Source: December 2006 Business Plan per MOCC Management. Adjusted Case reflects MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee

Note: Based on the Special Committee's assessments as to the relative likelihood of achieving the future financial results reflected in the December 2006 Business Plan and the Adjusted Case, the Special Committee has directed Lazard to rely upon the Adjusted Case for purposes of its opinion

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II MOCC - FINANCIAL FORECASTS

Potential Execution Risks to Achieving MOCC Financial Forecasts

•	Liquidity needs of MOCC and impact of RME lack of support for third party financing

•	Ongoing impact of Moscow Decree

•	Potential VAT liabilities

•	Reliance on RME entities for services

Source: MOCC Management

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PROJECT TOLSTOY

III	MOCC – Financial Analysis

LAZARD

III MOCC - FINANCIAL ANALYSIS

Valuation Methodologies

Methodologies Utilised:

DISCOUNTED CASH FLOW ANALYSIS

•        Estimates the present value of expected future cash flows and a terminal value:

•        utilises discount rates to reflect the risk of the estimated cash flows as compared to market risk

•        terminal values based on exit year EBITDA multiples

PUBLIC COMPANY TRADING MULTIPLES ANALYSIS

•        Takes into account several factors, including but not limited to, lines of business, relative business risks, growth prospects, size, scale and market positioning in evaluating MOCC versus selected trading multiples

Other Methodologies:

PREMIA PAID ANALYSIS	• Applies premia paid in minority buyout and other public company transactions: • similar scale • Russian operations • minority buyouts

PRECEDENT TRANSACTION ANALYSIS

•        Takes into account implied multiples paid in selected mergers and acquisitions transactions in relevant industries

•        Not used for the following reasons:

•        limited number of recent directly comparable transactions

•        limited applicability for operations with negative EBITDA

•        does not reflect MOCC’s growth potential

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III MOCC - FINANCIAL ANALYSIS

MOCC Financial Analysis Summary

(US$ in millions unless otherwise stated)

•	Investors would likely apply a discount to any DCF valuation of MOCC due to the perceived emerging market risk

MOCC PER SHARE REFERENCE RANGES (US$)

[1]	Range reflects high point of EV / 2006E Adjusted Case Revenues and high point of EV / 2007E Adjusted Case Revenues

[2]	Range reflects low point of EV / 2008E Adjusted Case EBITDA and high point of EV / 2008E Adjusted Case EBITDA

[3]	Range reflects low point of EV / 2007E Adjusted Case RGU and high point of EV / 2007E Adjusted Case RGU. RGUs adjusted to reflect relative weighted average monthly revenues

[4]	For informational purposes only

[5]	0% and 20% premium to MOCC Common Stock closing price of $9.99, as at close 3 November 2006 (last trading day prior to RME's initial proposal)

Note: Based on the Special Committee’s assessments as to the relative likelihood of achieving the future financial results reflected in the December 2006 Business Plan and the Adjusted Case, the Special Committee has directed Lazard to rely upon the Adjusted Case for purposes of its opinion

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III MOCC - FINANCIAL ANALYSIS

MOCC – DCF Analysis – December 2006 Business Plan

(US$ in millions unless otherwise stated)

			PV of Terminal Value						Entity Valuation
PV of Free Cash Flows (1)			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
WACC	PV of FCF		WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
12.0%	(44)		12.0%	535	602	669	736		12.0%	491	558	625	692
13.0%	(44)		13.0%	516	581	645	710		13.0%	472	537	601	666
14.0%	(44)	+	14.0%	498	561	623	685	=	14.0%	454	516	579	641
15.0%	(44)		15.0%	481	541	602	662		15.0%	437	497	557	617
16.0%	(44)		16.0%	465	523	581	639		16.0%	421	479	537	595
18.0%	(44)		18.0%	434	488	543	597		18.0%	390	444	498	553
20.0%	(44)		20.0%	406	457	507	558		20.0%	362	412	463	514

			Equity Valuation (2)						FCF Terminal Growth Rates Implied by Multiple Exit
			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	481	548	615	682		12.0%	4.8%	5.6%	6.2%	6.7%
			13.0%	462	527	591	656		13.0%	5.7%	6.5%	7.1%	7.6%
			14.0%	444	507	569	631		14.0%	6.7%	7.4%	8.1%	8.6%
			15.0%	427	487	547	608		15.0%	7.6%	8.4%	9.0%	9.5%
			16.0%	411	469	527	585		16.0%	8.5%	9.3%	10.0%	10.5%
			18.0%	380	434	489	543		18.0%	10.4%	11.2%	11.8%	12.4%
			20.0%	352	403	453	504		20.0%	12.3%	13.1%	13.7%	14.3%

			Implied Value Per Share
			2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	19.24	21.91	24.58	27.26
			13.0%	18.48	21.06	23.64	26.22
			14.0%	17.76	20.26	22.75	25.24
			15.0%	17.08	19.48	21.89	24.29
			16.0%	16.42	18.75	21.07	23.39
			18.0%	15.19	17.36	19.53	21.70
			20.0%	14.07	16.10	18.13	20.15

[1]	Includes adjustments of US$18.8 million

[2]	Assumes net debt of US$9.8 million

Source: MOCC Management

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III MOCC - FINANCIAL ANALYSIS

MOCC – DCF Analysis – Adjusted Case

(US$ in millions unless otherwise stated)

			PV of Terminal Value						Entity Valuation
PV of Free Cash Flows (1)			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
WACC	PV of FCF		WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
12.0%	(47)		12.0%	389	438	487	535		12.0%	342	391	440	488
13.0%	(47)		13.0%	376	423	470	517		13.0%	329	376	423	470
14.0%	(46)	+	14.0%	363	408	453	499	=	14.0%	317	362	407	453
15.0%	(45)		15.0%	350	394	438	482		15.0%	305	349	392	436
16.0%	(45)		16.0%	338	381	423	465		16.0%	293	336	378	420
18.0%	(44)		18.0%	316	356	395	435		18.0%	272	312	351	391
20.0%	(43)		20.0%	295	332	369	406		20.0%	253	290	326	363

			Equity Valuation (2)						FCF Terminal Growth Rates Implied by Multiple Exit
			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	332	381	430	478		12.0%	6.7%	7.2%	7.7%	8.1%
			13.0%	319	366	413	460		13.0%	7.6%	8.2%	8.7%	9.0%
			14.0%	307	352	398	443		14.0%	8.6%	9.2%	9.6%	10.0%
			15.0%	295	339	383	426		15.0%	9.5%	10.1%	10.6%	11.0%
			16.0%	284	326	368	410		16.0%	10.5%	11.1%	11.5%	11.9%
			18.0%	262	302	341	381		18.0%	12.4%	13.0%	13.5%	13.9%
			20.0%	243	280	317	354		20.0%	14.3%	14.9%	15.4%	15.8%

			Implied Value Per Share
			2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	13.29	15.24	17.18	19.13
			13.0%	12.77	14.65	16.53	18.40
			14.0%	12.27	14.08	15.90	17.71
			15.0%	11.79	13.54	15.30	17.05
			16.0%	11.34	13.03	14.72	16.41
			18.0%	10.49	12.07	13.65	15.22
			20.0%	9.71	11.18	12.66	14.14

[1]	Includes adjustments of US$18.8 million

[2]	Assumes net debt of US$9.8 million

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III MOCC - FINANCIAL ANALYSIS

Public Company Trading Multiples Analysis – Dec. 2006 Business Plan

(US$ in millions unless otherwise stated)

•	An initial review of peers suggests that EV / EBITDA is one of the more consistent measures for valuing MOCC

•	Given MOCC’s growth profile, multiples have been applied to 2008E

•	EV / Adjusted Revenues reflects annualised October 2006 revenues as a conservative proxy for 2006E revenues

IMPLIED PER SHARE REFERENCE RANGES (US$)(2)

[1]	EV / Adjusted RGU is calculated by adjusting MOCC’s blended ARPU by the average of selected companies’ ARPU multiplied by the EV / RGU of the selected companies

[2]	Implied value per share reflects December 2006 Business Plan, net debt of US$9.8m and adjustments of US$18.8m per MOCC Management

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III MOCC - FINANCIAL ANALYSIS

Public Company Trading Multiples Analysis – Adjusted Case

(US$ in millions unless otherwise stated)

•	The table below reflects implied per share reference ranges based on the Adjusted Case

IMPLIED PER SHARE REFERENCE RANGES (US$)(2)

[1]	EV / Adjusted RGU is calculated by adjusting MOCC’s blended ARPU by the average of selected companies’ ARPU multiplied by the EV / RGU of the selected companies

[2]	Implied value per share based on the Adjusted Case; net debt of US$9.8m and adjustments of US$18.8m per MOCC Management

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III MOCC - FINANCIAL ANALYSIS

Premia Paid Summary

•	The following table summarises premia paid in transactions with transaction values between US$150 million and US$250 million and in Russian transactions announced from 2004 through 2006

PREMIA PAID

	Transactions: $150m - $250m			Transactions: Russia
	1 Day	1 Week	4 Weeks	1 Day	1 Week	4 Weeks
High	180.0%	197.9%	149.5%	124.7%	137.7%	105.8%
Mean	14.1%	16.0%	19.3%	15.6%	17.8%	15.8%
Median	9.2%	10.2%	13.0%	4.4%	4.3%	11.1%
Low	(49.3)%	(57.7)%	(46.1)%	(20.7)%	(20.1)%	(12.7)%

•	The following table summarises European minority buyout transactions announced from 2004 through 2006

PREMIA PAID

	Minority Buyouts
	1 Day	1 Week	4 Weeks
High	126.7%	162.4%	174.2%
Mean	10.3%	12.3%	15.4%
Median	3.1%	5.9%	9.4%
Low	(19.0)%	(20.8)%	(23.9)%

Note: Includes transactions between US$150m and US$250m, Russian transactions, and European transactions in which the target owned > 50% prior to acquisition and acquired 100% stake

Source: Dealogic database, transaction data from 2004 to year end 2006

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III MOCC - FINANCIAL ANALYSIS

Summary of Research Analysts’ Price Targets

(US$ in millions, except per share data)

				FINANCIALS ($m)				EV MULTIPLE:
			PRICE	REVENUES		EBITDA		REVENUES		EBITDA
FIRM	DATE	RATING	TARGET	2006E	2007E	2006E	2007E	2006E	2007E	2006E	2007E
Renaissance Capital	Sep-13-06	Buy	$13.40	23.3	58.4	(7.0)	5.8	14.98x	6.60x	n.m	66.5x
Aton	Nov-16-06	Hold	12.70	24.0	62.0	(7.0)	10.0	11.38x	4.40x	n.m	27.3x
	MEDIAN		$13.05	23.7	60.2	(7.0)	7.9
	MOCC - Dec. 2006 Business Plan			23.6	60.5	(5.1)	4.9
	Adjusted Case			26.5	59.5	(3.2)	5.8

Source: Bloomberg, Renaissance Capital, Aton, MOCC Management December 2006 Business Plan per MOCC Management and Adjusted Case (based on MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee)

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PROJECT TOLSTOY

IV	Additional Considerations

LAZARD

IV ADDITIONAL CONSIDERATIONS

RME – Additional Considerations

•	RME is the principal provider of funding for MOCC and is currently fully supporting MOCC’s expansion plans

•	Through its 51 per cent. stake in COMCOR (which in turn holds a 27 per cent. stake in MOCC), RME effectively controls MOCC’s backbone network access which is provided by COMCOR

•	This ownership structure provides MOCC with exclusive rights to utilise the fibre optic network based on certain agreements and prices:

•	cost of leased nodes and interconnect (US$450 to US$500 per month for every node)

•	traffic charge of c. US$0.18 per GB of traffic with two planned price decreases in the forthcoming year

•	charge for the lease of portals / channels

Source: MOCC Management

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IV ADDITIONAL CONSIDERATIONS

MOCC Current Shareholder Structure

MOCC CURRENT SHAREHOLDER STRUCTURE

Source: MOCC Management

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IV ADDITIONAL CONSIDERATIONS

Financing Considerations

•	MOCC requires funding until c. 2010

•

With its currently low leverage, MOCC has additional debt capacity but would not be likely to raise non-recourse standalone financing absent an independent verification process (to satisfy lending banks) or, alternatively, a rights issue or primary share offering

EBITDA (US$M)

EBITDA LESS CAPEX (US$M)

Source: Renaissance Capital, Aton, MOCC Management December 2006 Business Plan per MOCC Management and Adjusted Case (based on MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee)

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IV ADDITIONAL CONSIDERATIONS

Moscow Decree

•	On 17 October 2006, Moscow City Government issued a resolution requiring a change in the regulations covering television and radio broadcasting in Moscow, specifically broadband cable TV networks:

•	develop the pre-project and project documents and estimates for the construction of broadband cable television networks

•	arrange for the construction of broadband cable television networks in the city of Moscow

•	arrange for the transfer and acceptance of the newly constructed facilities of broadband cable television networks

•	ensure the operation of broadband cable television networks to provide users with communications services

•	provide for the interaction of executive authorities and supervisory authorities in order to prevent unauthorized construction of telecommunications networks

•	The responsibility for checking compliance with these terms has been attributed to Mostelecom, a direct competitor of MOCC

•	The Cable Association of Russia has filed a suit against the City of Moscow contesting this resolution with regard to the commercial interest of the associated parties

•	If this suit is unsuccessful, MOCC would potentially be obliged to provide its competitor with detailed, commercially sensitive information on its operations:

•	this could impact MOCC’s business plan execution

•	MOCC’s business plan does not reflect this potential risk

•	However, the resolution could be overturned

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PROJECT TOLSTOY

A	MOCC Financial Forecasts

LAZARD

A MOCC FINANCIAL FORECASTS

Summary Management Forecast – December 2006 Business Plan

For the year ended 31st December		2006E	2007E	2008E	2009E	2010E	06E-10E CAGR
Homes Passed & Marketed	‘000s	782	1,432	2,182	2,352	2,412	33%
% Increase (Decrease)%				52.4%	7.8%	2.6%
Active RGUs
Terrestrial Package	‘000s	175	381	634	942	1,192	62%
Penetration	%	22.4%	26.6%	29.1%	40.1%	49.4%
Pay TV	‘000s	67	185	340	489	582	72%
Penetration	%	8.5%	12.9%	15.6%	20.8%	24.1%
Internet	‘000s	98	220	370	494	541	53%
Penetration	%	12.6%	15.4%	17.0%	21.0%	22.4%
Telephony	‘000s	0	4	22	43	65	nm
Penetration	%	0.0%	0.3%	1.0%	1.8%	2.7%

Total Active RGUs	‘000s	340	790	1,366	1,969	2,380	63%
Penetration	%	43.5%	55.2%	62.6%	83.7%	98.7%
New RGUs	‘000s		450	576	604	411
ARPU
Terrestrial Package		$1.78	1.92	1.92	1.92	1.92	2%
Pay TV		$10.74	11.90	13.16	14.04	14.80	8%
Internet		$21.34	18.75	18.29	17.47	16.95	(6)%
Telephony		$0.00	13.99	13.29	12.63	12.00	nm

Weighted Average ARPU		$9.19	9.00	9.33	9.07	8.76	(1)%
Revenues
Terrestrial Package	$m	2.5	6.2	11.6	18.5	24.8	77%
Pay TV	$m	4.5	17.0	40.6	70.7	94.8	115%
Internet	$m	15.4	34.0	63.5	92.0	104.9	62%
Telephony	$m	0.0	0.2	1.9	4.9	7.8	nm
Other	$m	1.2	3.1	7.2	9.7	10.6	73%

Total	$m	23.6	60.5	124.8	195.8	242.8	79%
Revenues / Active RGU		$6.93	7.67	9.14	9.94	10.20
EBITDA	$m	(5.1)	4.9	33.9	74.4	105.2	nm
% margin		(22)%	8%	27%	38%	43%
Total Capex	$m	(35.5)	(66.5)	(81.6)	(44.0)	(25.8)	(8)%
Capex as % of sales	%	151%	110%	65%	22%	11%
Capex per RGU		$104.47	84.27	59.73	22.35	10.84	(43)%
Capex per New RGU	$		14.80	14.16	7.29	6.28

Source: MOCC Management

22 | LAZARD

A MOCC FINANCIAL FORECASTS

Summary Financial Forecast – Adjusted Case

For the year ended 31st December		2006E	2007E	2008E	2009E	2010E	06E-10E CAGR
Homes Passed & Marketed	‘000s	782	1,332	1,932	2,262	2,322	31%
% Increase (Decrease)%			70.2%	45.1%	17.1%	2.7%
Active RGUs
Terrestrial Package	‘000s	174	375	654	942	1,111	59%
Penetration	%	22.2%	28.2%	33.9%	41.7%	47.9%
Pay TV	‘000s	65	140	251	351	418	59%
Penetration	%	8.3%	10.5%	13.0%	15.5%	18.0%
Internet	‘000s	98	210	356	488	533	53%
Penetration	%	12.5%	15.8%	18.5%	21.6%	23.0%
Telephony	‘000s	0	4	20	41	63	nm
Penetration	%	0.0%	0.3%	1.0%	1.8%	2.7%

Total Active RGUs	‘000s	337	728	1,281	1,822	2,124	58%
Penetration	%	43.0%	54.7%	66.3%	80.6%	91.5%
New RGUs	‘000s		392	553	541	302
ARPU
Terrestrial Package		$1.78	1.89	1.90	1.90	1.90	2%
Pay TV		$10.67	10.74	10.80	11.48	12.38	4%
Internet		$21.39	20.00	18.75	17.25	16.50	(6)%
Telephony		$0.00	14.00	14.00	14.00	14.00	nm

Weighted Average ARPU		$9.21	8.86	8.52	8.13	7.98	(4)%
Revenues
Terrestrial Package	$m	2.8	6.2	11.7	18.2	23.4	71%
Pay TV	$m	5.3	13.2	25.3	41.4	57.1	81%
Internet	$m	17.3	36.9	63.7	87.4	101.1	56%
Telephony	$m	0.0	0.3	2.0	5.1	8.7	nm
Other	$m	1.2	2.8	5.1	6.9	8.1	62%

Total	$m	26.5	59.5	107.8	159.1	198.3	65%
Revenues / Active RGU		$7.88	8.17	8.42	8.73	9.34
EBITDA	$m	(3.2)	5.8	21.0	46.1	76.6	nm
% margin		(12)%	10%	19%	29%	39%
Total Capex	$m	(34.3)	(47.5)	(57.9)	(47.0)	(30.3)	(3)%
Capex as % of sales	%	130%	80%	54%	30%	15%
Capex per RGU		$102.03	65.19	45.19	25.78	14.24	(39)%
Capex per New RGU	$		12.12	10.47	8.69	10.01

Source: MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee

23 | LAZARD

A MOCC FINANCIAL FORECASTS

Adjusted Case – Certain Assumptions

	ASSUMPTIONS	BENCHMARK AND COMMENTS

NETWORK BUILD OUT	• Homes passed and marketed growing to 1.9m by 2008E, flattening thereafter and reaching 2.3m in 2010E	• Homes passed and marketed aligned with December 2006 business plan and average market expectations

PENETRATION

•        Penetration of homes passed in 2006E, 2008E and 2010E respectively:

•        22%, 34% and 48% for Terrestrial TV

•        8%, 13% and 18% for Pay TV

•        13%, 19% and 23% for Internet

•        Telephony included from 2007E onwards

•        Penetration levels for Terrestrial TV and Internet aligned with December 2006 business plan. Internet penetration benchmarked with brokers

•        Less aggressive penetration assumptions for Pay TV which are broadly in line with brokers average of 8%, 12% and 16%

•        Telephony included broadly in line with December 2006 business plan – reflecting conservative growth in market position

ARPU

•        Terrestrial TV ARPU staying relatively flat from US$1.8 to US$1.9 by 2010E

•        Pay TV ARPU rising from US$10.7 to US$12.4 at 4% CAGR by 2010E

•        Internet ARPU falling from US$21.4 to US$16.5 by 2010E

•        Telephony ARPU flat at US$14.0

•        Terrestrial TV ARPU in line with December 2006 business plan

•        Conservative Pay TV ARPU in line with Russian forecasts and brokers

•        Forecasting sharper decline in Internet ARPU than business plan – in line with brokers by 2010E

•        Telephony ARPU assumed broadly consistent with December 2006 business plan

EBITDA MARGIN	• EBITDA positive in 2007E showing an 10% margin • EBITDA recovery progresses to 39% margin in 2010E	• Broadly in line with December 2006 business plan and in line with more mature comparable operators’ current margin assumptions of c.40% to 45%

CAPEX	• Capex declining to 15% of revenues by 2010E • Capex per RGU declining to US$14.2 by 2010E from US$102.0 in 2006E

•        Forecast in line with comparable operators’ Capex as percentage of revenues (c.10% to 25%)

•        More conservative decline in Capex per RGU to US$14.2 (15% of revenues) by 2010E than December 2006 Case (US$10.8 (11% of revenues) by 2010E)

Source: Adjusted Case reflects MOCC Management December 2006 Business Plan as adjusted at the direction of the Special Committee

24 | LAZARD

PROJECT TOLSTOY

B	MOCC – Corporate Adjustments

LAZARD

B MOCC - CORPORATE ADJUSTMENTS

MOCC – Corporate Adjustments

•	Corporate adjustments per MOCC Management to MOCC December 2006 Business Plan and Adjusted Case include the following:

•	off balance sheet savings bank cash, which allows MOCC to participate in the demutualisation of savings banks

•	fair value mark-up on book value of real estate in Bloomfield

•	assumed value of MOCC’s 43.5 per cent. holding in IAS

•	pension plan surplus net of deferred tax liabilities

•	other liabilities relating to amounts due to former executives

•	No adjustment has been made for corporate overheads at MOCC:

•	this would negatively impact MOCC’s per share value

MOCC CORPORATE ADJUSTMENTS

Source: MOCC Management

25 | LAZARD

PROJECT TOLSTOY

C	Selected Public Companies

LAZARD

C SELECTED PUBLIC COMPANIES

Selected Public Companies – Trading Statistics

	Equity Value ($m)	Enterprise Value ($m)	Enterprise Value as a Multiple of:
			Revenues				EBITDA				EBITDA - Capex
Company			2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E
Virgin Media	9,086	20,239	2.60x	2.47x	2.44x	2.36x	9.3x	8.4x	7.9x	7.0x	17.1x	16.5x	13.7x	10.5x
Telenet	3,106	4,691	4.85x	4.38x	4.04x	3.68x	10.6x	9.8x	9.2x	8.5x	18.2x	21.0x	18.3x	16.0x
Liberty Global	11,679	22,221	3.82x	3.42x	3.01x	2.78x	12.1x	9.0x	7.7x	7.1x	34.4x	29.2x	17.4x	15.3x
Cablevision	8,761	20,623	3.98x	3.49x	3.18x	2.96x	13.0x	11.3x	10.6x	9.6x	25.2x	21.6x	17.2x	14.3x
Comcast	85,907	103,127	4.63x	4.00x	3.38x	3.08x	12.1x	10.4x	8.7x	7.8x	22.8x	19.0x	14.4x	12.8x
Primacom	209	636	4.10x	3.72x	3.30x	2.99x	10.3x	9.3x	8.2x	7.5x	10.3x	9.3x	8.2x	7.5x
Mediacom	877	4,002	3.64x	3.31x	3.03x	2.77x	9.9x	9.1x	8.3x	7.6x	22.6x	17.4x	14.1x	12.1x
		Mean	3.95x	3.54x	3.19x	2.94x	11.0x	9.6x	8.6x	7.9x	21.5x	19.1x	14.8x	12.6x
		Median	3.98x	3.49x	3.18x	2.96x	10.6x	9.3x	8.3x	7.6x	22.6x	19.0x	14.4x	12.8x

	Equity Value ($m)	Enterprise Value ($m)	Key Operational Statistics
			EV / RGU				Capex as % of Sales				Capex / RGU
Company			2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E
Virgin Media	9,086	20,239	$1,984	$1,948	$1,863	$1,810	13%	14%	13%	11%	$97	$113	$101	$85
Telenet	3,106	4,691	$1,713	$1,542	$1,410	$1,290	19%	24%	22%	20%	$68	$84	$77	$71
Liberty Global	11,679	22,221	$1,351	$1,159	$1,088	$1,015	21%	26%	22%	21%	$73	$89	$79	$77
Cablevision	8,761	20,623	$2,778	$2,327	$2,112	$1,979	15%	15%	12%	10%	$104	$97	$77	$69
Comcast	85,907	103,127	$2,510	$2,034	$1,843	$1,704	18%	17%	15%	15%	$96	$89	$84	$86
Primacom	209	636	na	na	na	na	na	na	na	na	na	na	na	na
Mediacom	877	4,002	$1,656	$1,537	$1,417	$1,306	21%	18%	15%	14%	$94	$81	$71	$65
		Mean	$1,999	$1,758	$1,622	$1,517	18%	19%	17%	15%	$89	$92	$81	$75
		Median	$1,849	$1,745	$1,630	$1,505	18%	17%	15%	15%	$95	$89	$78	$74

Source: Public filings, Analysts’ research; market data as at 16 February 2007

26 | LAZARD

PROJECT TOLSTOY

D	Selected Precedent Transactions

LAZARD

D SELECTED PRECEDENT TRANSACTIONS

Selected Precedent Transactions

(US$ in millions, except per subscriber figures)

			EQUITY VALUE	ENTITY VALUE	EV as a Multiple of:
DATE	ACQUIROR	TARGET			REVENUES	EBITDA	RGUs
29-Nov-2006	Telenet	UPC Belgium	$246	$246	NA	NA	$1,427
13-Nov-2006	Liberty Global Inc	Telenet Group (6.7%)	2,633	4,187	4.19x	9.4x	$1,452
3-Oct-2006	Cyrte Investment Fund (3.53%)	Telenet Group (3.53%)	2,452	3,992	4.03x	9.1x	$1,384
29-Sep-2006	Liberty Global	Karneval s.r.o. and Forecable s.r.o.	NA	412	NA	NA	$1,330
8-Sep-2006	Warburg Pincus & Cinven	Casema Holding	2,629	2,629	NA	11.9x	$1,955
1-Sep-2006	Carlyle / Providence	UPC Sweden	408	442	NA	9.0x	$1,099
3-Aug-2006	Cogeco Cable	Televisao por Cabo SA	NA	596	3.49x	12.6x	$975
20-Jul-2006	Altice One SA	UPC France SA	NA	1,578	3.03x	11.9x	NA
30-Mar-2006	Renova	Teleinform	40	40	4.44x	NA	$100
1-Feb-2006	Providence Equity Partners Inc (IBO)	Kabel Deutschland GmbH (63.4%)	NA	3,751	3.18x	7.9x	$391
24-Jan-2006	Candover	UPC Norway	NA	541	NA	9.8x	$1,481
9-Jan-2006	Mid Europa Partners LLP	Aster City Cable Sp z oo	NA	483	6.59x	NA	$1,062
5-Dec-2005	Warburg Pincus LLC	Multikabel BV	NA	616	NA	NA	$1,948
25-Oct-2005	Liberty Global	Cablecom Holding AG	2,179	3,388	5.59x	14.2x	$2,259
3-Oct-2005	Goldman Sachs Group	Pirelli & C SpA	605	1,605	3.60x	13.5x	$2,700
10-Feb-2005	UnitedGlobalCom, Inc	Telemach d.o.o.	95	99	NA	8.2x	$899
20-Dec-2004	UnitedGlobalCom Inc	Chorus Communications Ltd	55	161	NA	6.9x	$806
04-Nov-04	Delta Private Equity Partners	National Cable Networks JSC	20	20	NA	NA	$13
27-Feb-2004	EWS Energie AG	Kabel-TV-Anlage Luesch	2	2	NA	NA	$358
24-Feb-2004	Andersen Group Inc.	ComCor-TV (50%)	56	56	0.82x	4.2x	$1,049
13-Nov-2003	Creditors	Cablecom Holding AG	1,609	1,609	4.01x	10.4x	$1,073
31-Oct-2003	Telewizja Kablowa Vectra SA	Telewizja Kablowa Dami Sp z oo	33	33	NA	NA	$295
13-Mar-2003	PE Consortium	Deutsche Telekom AG	2,274	2,274	2.29x	5.8x	$1,516
28-Jan-2003	Investor Group	Casema	686	686	3.01x	NA	$502
23-Dec-2002	Altice France Est	Est Videocommunication	125	125	3.73x	NA	$810
				Median	3.66x	9.4x	$1,067
				Mean	3.71x	9.7x	$1,120

Source: Public filings, Analysts’ research

27 | LAZARD

PROJECT TOLSTOY

E	Weighted Average Cost of Capital (WACC) Calculation

LAZARD

E WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

MOCC WACC Calculation

	ASSUMPTIONS	COMMENTS
Risk Free Rate	4.04%	German 5 year bond rate
Estimated Cost of Debt	12.00%	MOCC assumption
Country Risk Premium	6.22%	6 year average spread of Euro denominated German 5 year bond rate over Russian 5 year Eurobond rate adjusted for 1.5x emerging market equity risk
Equity Risk Premium	4.84%
Unlevered Beta	1.0
Target Debt to (Equity to Debt)	50%
Effective Tax Rate	24.0%	MOCC assumption; 2006 KPMG Corporate Tax Survey
WACC	15.9%

28 | LAZARD

E WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

MOCC WACC Calculation – Country Risk Premium

[1]	Spread of Euro denominated German 5 year bond rate over Russian 5 year Eurobond rate adjusted for 1.5x emerging market equity risk

29 | LAZARD

E WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

MOCC WACC Calculation

Risk Free Rate (Rf)	4.04	% (1)

Country Risk Premium (CRP)	6.22	% (2)

Equity Risk Premium (ERP)	4.84%

Russian Equity Risk Premium (ERP)	11.06	% (2)

Tax Rate (T)	24.00	% (3)

MOCC Unlevered Beta	1.00

Target Debt / Equity	Unlevered Beta	Levering Factor	Levered Beta	Cost of Equity(4)
0.0%	1.00	1.00	1.00	15.1%
10.0%	1.00	1.08	1.08	15.9%
20.0%	1.00	1.15	1.15	16.8%
30.0%	1.00	1.23	1.23	17.6%
40.0%	1.00	1.30	1.30	18.5%
50.0%	1.00	1.38	1.38	19.3%
60.0%	1.00	1.46	1.46	20.1%
70.0%	1.00	1.53	1.53	21.0%
80.0%	1.00	1.61	1.61	21.8%
90.0%	1.00	1.68	1.68	22.7%
100.0%	1.00	1.76	1.76	23.5%
110.0%	1.00	1.84	1.84	24.3%
120.0%	1.00	1.91	1.91	25.2%

Pre-tax Cost of Debt (Rd)		10.50%	11.00%	11.50%	12.00%	12.50%	13.00%	13.50%
Post-tax Cost of Debt		7.98%	8.36%	8.74%	9.12%	9.50%	9.88%	10.26%

Target Debt	Target Equity	Weighted Average Cost of Capital
Equity + Debt	Equity + Debt
0.0%	100.0%	15.1%	15.1%	15.1%	15.1%	15.1%	15.1%	15.1%
9.1%	90.9%	15.2%	15.3%	15.3%	15.3%	15.4%	15.4%	15.4%
16.7%	83.3%	15.3%	15.4%	15.4%	15.5%	15.6%	15.6%	15.7%
23.1%	76.9%	15.4%	15.5%	15.6%	15.7%	15.7%	15.8%	15.9%
28.6%	71.4%	15.5%	15.6%	15.7%	15.8%	15.9%	16.0%	16.1%
33.3%	66.7%	15.5%	15.7%	15.8%	15.9%	16.0%	16.2%	16.3%
37.5%	62.5%	15.6%	15.7%	15.9%	16.0%	16.2%	16.3%	16.4%
41.2%	58.8%	15.6%	15.8%	15.9%	16.1%	16.3%	16.4%	16.6%
44.4%	55.6%	15.7%	15.8%	16.0%	16.2%	16.3%	16.5%	16.7%
47.4%	52.6%	15.7%	15.9%	16.1%	16.3%	16.4%	16.6%	16.8%
50.0%	50.0%	15.7%	15.9%	16.1%	16.3%	16.5%	16.7%	16.9%
52.4%	47.6%	15.8%	16.0%	16.2%	16.4%	16.6%	16.8%	17.0%
54.5%	45.5%	15.8%	16.0%	16.2%	16.4%	16.6%	16.8%	17.0%

Methodology

bl = [1+ (1-T)D/E]be,u

Re = Rf+be,lERP + SP

WACC = ReE/(E+D)+RdD(1-T)/(E+D)

[1]	German 5 year rate

[2]	6 year average spread of Euro denominated German 5 Year Government Bond over Russian 5 Year Eurobond Rate adjusted for 1.5x emerging market equity risk

[3]	KPMG Corporate Tax Survey

[4]	Calculated as: Rf + Levered Beta[CRP+ERP] + SP

30 | LAZARD